                                   EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-85953 (on Form S-8), No. 333-24815 (on Form S-8), No. 333-24817 (on Form
S-8), No. 333-49981 (on Form S-8), and No. 33-48970 (on Form S-4) of Cincinnati Financial Corporation of our reports dated February 6, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-K of Cincinnati Financial Corporation for the year ended December 31, 2001.


DELOITTE & TOUCHE LLP


/s/ Deloitte & Touche LLP


Cincinnati, Ohio
March 22, 2002